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                                                                       EXHIBIT 8

                            Joint Filing Agreement

          In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D with respect to the common stock of Factual Data Corp., a Colorado corporation, and further agree that this agreement be included as an exhibit to such filing. Each party to this agreement expressly authorizes each other party to file on its behalf any and all amendments to such Statement required to be filed pursuant to the Exchange Act.

          This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In evidence whereof, the undersigned have caused this agreement to be executed on and made effective as of this 5th day of November, 1999.

                              CIVC SBIC Fund, LLC


                              By: /s/ Daniel G. Helle
                              Name: Daniel G. Helle
                              Title: Managing Director

                              CIVC Fund, L.P.

                              By: CIVC Partners, LLC
                              Title: General Partner


                              By: /s/ Daniel G. Helle
                              Name: Daniel G. Helle
                              Title: Manager

                              CIVC Partners, LLC


                              By: /s/ Daniel G. Helle
                              Name: Daniel G. Helle
                              Title: Manager

                              BankAmerica Investment Corporation


                              By: /s/ Terry E. Perucca
                              Name: Terry E. Perucca
                              Title: Vice-Chairman and President

                              Bank of America Corporation


                              By: /s/ Terry E. Perucca
                              Name: Terry E. Perucca
                              Title: Group Executive Vice-President